EXHBIT 5.1


                           July 28, 2006



Cadiz Inc.
777 S. Figueroa St., Suite 4250
Los Angeles, California 90017

     Re:  Form S-3 Registration Statement
          2,221,909 shares of common stock, par value $0.01 per share
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Ladies and Gentlemen:

     You have requested our opinion, as set forth below, in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, by Cadiz Inc., a Delaware corporation (the "Company") as to which this opinion is being filed as an exhibit (the "Registration Statement"). The Registration Statement relates to the registration of 2,221,909 shares of common stock of the Company, par value $0.01 per share (the "Shares"), all of which are being offered for sale by certain stockholders (the "Selling Stockholders") of the Company.

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner contemplated in the Registration Statement. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

     Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, and have been or, upon issuance thereof, will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."

                       Very truly yours,

                       /s/ STEPHAN, ORINGHER, RICHMAN, THEODORA & MILLER, P.C.
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                       STEPHAN, ORINGHER, RICHMAN, THEODORA & MILLER, P.C.